UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2019

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts 01851
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Transition
On May 16, 2019, MACOM Technology Solutions Holdings, Inc. (the “Company”) announced the appointment of Stephen G. Daly, age 53, as its President and Chief Executive Officer. Mr. Daly has served as a member of the Company’s Board of Directors (the “Board”) since March 2015 and will continue to serve on the Board. From December 2004 through March 2013, Mr. Daly served as the President and Chief Executive Officer of Hittite Microwave Corporation (“Hittite”), a provider of analog and mixed signal integrated circuits, modules and subsystems for commercial and military RF, microwave and millimeterwave applications. He served as a member of Hittite’s board of directors from January 2004 through May 2013, and as its Chairman from December 2005 through March 2013.
On May 15, 2019, John Croteau resigned from his roles as President and Chief Executive Officer of the Company and from the Board. Mr. Croteau will remain employed by the Company through July 12, 2019 in order to ensure a smooth transition. During this period, Mr. Croteau will continue to receive his current compensation and healthcare coverage benefits.
Upon Mr. Croteau’s resignation, the Board reduced the number of authorized directors from eight to seven. Effective as of his appointment as President and Chief Executive Officer, Mr. Daly is no longer serving on the Board’s Audit Committee or Compensation Committee, and he will no longer receive compensation in respect of his service on the Board. In connection with Mr. Daly’s appointment as President and Chief Executive Officer, vesting was accelerated for a pro-rated portion of the restricted stock units granted to Mr. Daly in his capacity as a director in March 2019.
Officer Compensation
Mr. Daly’s employment with the Company will be on an at-will basis pursuant to an employment agreement approved by the Board that includes the following terms:
Base Salary and Target Bonus. Mr. Daly will receive an annual base salary of $675,000 for his service as President and Chief Executive Officer. He will also be eligible for an annual bonus with a target amount of 100% of his base salary and a maximum bonus potential of up to 200% of his base salary.
Grants of Equity Awards. Mr. Daly will receive the following equity awards:

•	a one-time “new hire” grant of restricted stock units (“RSUs”) valued at approximately $2,000,000 that will vest over a five-year period;

•
50,000 performance-based restricted stock units (“PSUs”) that are eligible to be earned and vest based on the Company’s non-GAAP adjusted earnings per share growth over the next three fiscal years (the “EPS PSUs”);

•
190,000 performance-based stock options that vest as to 100% of the underlying shares if the closing price of the Company’s common stock equals or exceeds $38.37 per share for a period of thirty consecutive trading days (which represents an approximate premium of 50% over the 52-week high closing price per share of our common stock as of Mr. Daly’s first day of employment with the Company); and

•	200,000 PSUs that are eligible to be earned and vest over a three-year performance period based on the Company’s relative shareholder return against a specified peer group described below.
The terms and vesting criteria for the EPS PSUs and option award are generally consistent with the Company’s recent awards to executive officers described in the Company’s proxy statement for its 2019 annual meeting of stockholders, as filed with the Securities and Exchange Commission on January 16, 2019.
With respect to the PSU award based on relative total shareholder return, the actual number of shares earned following the three-year performance period will be the number of shares subject to the award, multiplied by a “payout factor” ranging from 0% to 150% based on the Company’s total shareholder return compared to a peer group of companies listed on the NASDAQ Composite Index filtered by the Semiconductor, Semiconductor Equipment, and Electronics Equipment, Instruments and Components Sectors.

Severance Terms. Pursuant to the employment agreement, Mr. Daly will be entitled to receive certain benefits upon termination of his employment under certain circumstances. In the event of (i) an involuntary termination of Mr. Daly’s employment by the Company other than for “cause” (as defined in the employment agreement) or (ii) Mr. Daly’s resignation for “good reason” (as defined in the employment agreement), Mr. Daly will be entitled to receive: (a) a continuation of his monthly salary for 12 months; (b) the bonus payment that would have been paid to him in accordance with the terms and conditions of the Company’s then-active bonus plan for the year in which the termination occurs, prorated based on the portion of the year he was employed by the Company; (c) reimbursement of medical and dental premiums for 12 months; (d) immediate vesting of all unvested RSUs subject to the “new hire” grant described above; and (e) 12 months’ accelerated vesting credit against any other outstanding time-vesting equity grants and such equity grants, to the extent exercisable, shall be exercisable for one year following such involuntary termination, but not past their original term. Additionally, in the event of a termination of Mr. Daly’s employment due to his death or permanent disability, his “new hire” RSU grant described above will vest fully. Mr. Daly will also be designated as a participant in the Company’s Change in Control Plan (as amended, the “CIC Plan”), with a protection period ending on the second anniversary of a “change in control” and a multiple of two for the cash severance payable under the CIC Plan.
This summary of Mr. Daly’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ended June 28, 2019.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 16, 2019 announcing leadership transition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: May 21, 2019	By:	/s/ Ambra R. Roth
Ambra R. Roth
Vice President, General Counsel and Secretary